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                                                                     EXHIBIT 24

                               POWER OF ATTORNEY


     We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr. or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-8, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than 565,000 shares of Common Stock of UtiliCorp United Inc. to be issued pursuant to the UtiliCorp United Inc. Employee Stock Option Plan.


     Executed this 5th day of August, 1998.

/s/ Richard C. Green, Jr.                    /s/ Avis G. Tucker
--------------------------------             ---------------------------------
RICHARD C. GREEN, JR.                        AVIS G. TUCKER

/s/ Irvine O. Hockaday, Jr.                  /s/ Robert F. Jackson, Jr.
--------------------------------             ---------------------------------
IRVINE O. HOCKADAY, JR.                      ROBERT F. JACKSON, JR.

/s/ John R. Baker                            /s/ L. Patton Kline
--------------------------------             ---------------------------------
JOHN R. BAKER                                L. PATTON KLINE

/s/ Herman Cain                              /s/ Stanley O. Ikenberry
--------------------------------             ---------------------------------
HERMAN CAIN                                 STANLEY O. IKENBERRY

/s/ Robert Green
--------------------------------             ---------------------------------
ROBERT GREEN                                 DALE J. WOLF

/s/ James S. Brook
--------------------------------
JAMES S. BROOK